EXHIBIT 99.14


                  Avocent Announces New Stock Buyback Program;
                Shares Expected to be Used in LANDesk Acquisition


     HUNTSVILLE, Ala.--(BUSINESS WIRE)--May 23, 2006--Avocent Corporation (NASDAQ:AVCT) announced today that its Board of Directors approved a program to repurchase up to three million additional shares of the Company's stock. The Company expects to use the shares repurchased under this program to offset a portion of the shares to be issued in connection with the recently announced acquisition of LANDesk. This stock buyback program is in addition to the previously announced repurchase program of 4 million shares. Under the previous buyback program, Avocent has purchased approximately 3.8 million shares and may choose to complete this program as well. The stock purchases may be made from time-to-time in open market, in privately negotiated transactions, or otherwise, at prices that the Company deems appropriate.
     "We believe the stock repurchase authorization provides Avocent with an attractive way to effectively pre-fund a portion of LANDesk acquisition," stated John R. Cooper, chairman and chief executive officer of Avocent Corporation. "We expect the buyback program to reduce the impact from new shares to be issued as part of the existing acquisition agreement for LANDesk."
     "By purchasing these shares in anticipation of the LANDesk acquisition, shareholders will benefit by the repurchase of our shares at an attractive stock price. In that regard, we also are contemplating additional financing alternatives, including the use of additional debt or further stock repurchases in excess of the program announced today, as opposed to issuing additional stock to fund the acquisition. We expect to provide more information on these alternatives during the coming weeks with our ultimate decision being influenced by a number of factors such as debt cost, leverage, anticipated cash flows and market conditions at the time of closing," concluded Mr. Cooper.

     About Avocent Corporation

     Avocent Corporation is the leading supplier of connectivity solutions for enterprise data centers, branch offices, and small to medium size businesses worldwide. Branded and OEM products include remote and local access solutions for switching, serial console, power extension, intelligent platform management interface (IPMI), mobile and video display management solutions. Additional information is available at: www.avocent.com.


     Forward-Looking Statements

     This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company's planned acquisition of LANDesk Group Limited, the repurchase of Avocent shares, the Company's stock price in the future, expected financing alternatives, and projected cash flows. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with product design efforts and the introduction of new products and technologies, risks related to OEM sales, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in Avocent's annual report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2006 and in Avocent's quarterly report on Form 10-Q filed with the SEC on May 10, 2006. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.


     CONTACT: Avocent Corporation, Huntsville
              Edward H. Blankenship, 256-217-1301